UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Stock Market LLC The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 20, 2023, uniQure N.V. (the “Company”) issued a press release announcing achievement of a $100 million milestone associated with the first commercial sale of HEMGENIX® (etranacogene dezaparvovec) in the United States by its partner, global biotechnology leader CSL Behring. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

On June 21, 2023, the Company issued a press release announcing updates on its ongoing U.S. Phase I/II clinical trial of AMT-130 gene therapy for the treatment of Huntington’s disease, as described in more detail in Item 8.01 below. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

The information provided in this Item 7.01, including the accompanying Exhibits 99.1 and 99.2, shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of the general incorporation language of such filing, except to the extent that such filing incorporates by reference any or all of such information by express reference.

Item 8.01	Other Events.

On June 21, 2023, the Company announced promising interim data relating to its ongoing U.S. Phase I/II clinical trial of AMT-130, a one-time administered investigational gene therapy for Huntington’s disease. The interim data includes up to 24 months of follow-up data from the 26 patients enrolled in the ongoing U.S. clinical trial. The trial includes a 10-patient low-dose cohort (six treated patients and four control patients) and a 16-patient high-dose cohort (10 treated patients and six control patients). Patients were randomized to treatment with AMT-130 or an imitation (sham) surgery. The study consists of a blinded 12-month core study period followed by unblinded long-term follow-up of five years for treated patients. To date, four of the six control patients in the high-dose cohort have been crossed over to treatment. Efficacy and biomarker data from the crossover patients were not included in the interim data update.

Safety and Tolerability

AMT-130 was generally well-tolerated with a manageable safety profile in patients treated with the lower dose of 6x1012 vector genomes and the higher dose of 6x1013 vector genomes. The most common adverse events in the treatment groups were related to the surgical procedure. No treatment emergent adverse events led to discontinuation of patient follow-up.

As previously reported, there were two serious adverse events (SAE) unrelated to AMT-130 (post-operative delirium and major depression) in the low-dose cohort, one SAE in the high-dose cohort (back pain), and one SAE (deep vein thrombosis) in the control group. In addition, there were two suspected unexpected SAEs (severe headache, central nervous system inflammation) in the high-dose cohort. All the events have resolved.

All four crossover patients (three high dose, one low dose) received a short course of immunosuppression therapy concurrent with the administration of AMT-130. Following a review of the interim data analysis, the Data Safety Monitoring Board for the U.S. Phase I/II clinical trial concluded there are no safety concerns with either dose and recommended continuing clinical development of AMT-130.

Exploratory Efficacy Data

Clinical and functional measurements for treated patients in each dose cohort were compared to baseline measurements, control patients (up to 12 months) and a natural history cohort. The natural history cohort was developed by the Company in collaboration with the Cure Huntington’s Disease Initiative using the TRACK-HD natural history study of patients with early Huntington’s disease. The natural history cohort includes 31 patients that met the Company’s clinical trial inclusion-criteria of CAG length, age, Total Functional Capacity, Diagnostic Classification Level and minimum striatal volumes.

●	Early clinical data demonstrate trends consistent with a potential clinical benefit of AMT-130 at both doses of AMT-130.

●	Compared to baseline measurements, clinical function was generally preserved at 24 months for patients in the low-dose cohort and at 12-months for patients in the high-dose cohort.

●	Compared to the natural history, patients in both dose cohorts demonstrated benefits in each of Total Motor Score, Total Functional Capacity and the composite Unified Huntington’s Disease Rating Scale.

o	Total Motor Score (TMS): Low-dose patients demonstrated a mean improvement in TMS of 1.8 points at 24 months compared to the natural history and high-dose patients demonstrated a mean improvement of 2.7 points at 12 months.

o	Total Functional Capacity (TFC): Low-dose patients demonstrated a mean 0.8 point improvement in TFC at 24 months compared to the natural history and high-dose patients demonstrated a mean 0.5 point improvement at 12 months.

o	Composite Unified Huntington’s Disease Rating Scale (cUHDRS): Low-dose patients demonstrated a mean 0.9 point improvement in cUHDRS at 24 months compared to the natural history and high-dose patients demonstrated a mean 1.0 point improvement at 12 months.

●	Patients in the control group experienced a worsening of TMS at 12 months compared to baseline measurements and the natural history. TFC and cUHDRS was preserved in control patients at 12 months.

Biomarkers

Neurofilament light chain (NfL)

●	As expected and as previously reported, patients treated with AMT-130 experienced a transient increase in cerebrospinal fluid (CSF) NfL related to the procedure that peaked at approximately one month after administration. These transient increases were not dose-dependent and all patients experienced subsequent declines in CSF NfL.

●	Mean CSF NfL for the low-dose cohort was 12.9% below baseline measurements compared to a predicted 22.9% increase in the natural history, with four of the five low-dose patients having CSF NfL levels below baseline measurements.

●	CSF NfL levels in the high-dose cohort were more variable through 12 months, with a mean increase of 51.5% compared to baseline. Four of the eight high-dose patients with at least 12 months of follow up had NfL levels below baseline measurements. Two high-dose patients with 18 months of follow-up demonstrated a continued decline in CSF NfL to 27.4% above baseline.

●	In the control group, mean CSF NfL was relatively stable and was 6.83% below baseline measurements at 12-months.

Mutant Huntingtin protein (mHTT)

●	CSF mHTT for the low-dose cohort remained below baseline measurements with a mean reduction of 8.1% at 24 months. CSF mHTT for the high-dose cohort was significantly more variable with a mean increase of 39.7% above baseline at 12 months compared to a 4.7% increase in the control group. Three of nine evaluable patients in the high-dose cohort had CSF mHTT reduction below baseline measurements at their last measurement.

Total Brain Volume

●	The mean total brain volume for the control, low-dose and high-dose cohorts declined 0.74%, 1.02% and 1.23%, respectively at 12 months and were not significantly different from each other or from the natural history.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “establish,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” and similar expressions and the negatives of those terms. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this Current Report on Form 8-K. These forward-looking statements include, but are not limited to, the potential clinical and functional effects of AMT-130. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including risks related to conducting the clinical trial for Huntington’s disease, the impact of financial and geopolitical events on the Company and the wider economy and health care system, the Company’s clinical development activities, clinical results, collaboration arrangements, regulatory oversight, product commercialization and intellectual property claims, as well as the risks, uncertainties and other factors described under the heading “Risk Factors” in the Company’s periodic securities filings, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2023 and its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2023. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the Company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
99.1	Press Release of uniQure N.V. dated June 20, 2023 announcing achievement of a $100 million milestone related to hemophilia B gene therapy (furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K).
99.2	Press Release of uniQure N.V. dated June 21, 2023 announcing update on U.S. Phase I/II clinical trial of AMT-130 gene therapy for the treatment of Huntington’s disease (furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K).
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: June 22, 2023	By:	/s/ Jeannette Potts
JEANNETTE POTTS
Chief Legal and Compliance Officer